US AIRWAYS OBTAINS SECOND $125 MILLION EQUITY COMMITMENT
FOR PLAN OF REORGANIZATION

Agreement with Republic Airways Holdings, Inc., and Wexford Capital LLC
Also Includes Options for $110 Million in Financing for Additional Liquidity

     ARLINGTON, Va., March 14, 2005 - US Airways Group, Inc. announced today that it has reached an agreement with Republic Airways Holding, Inc., (Republic) (NASDAQ/NM:RJET) and its majority shareholder, Wexford Capital LLC, on an equity and financing package that includes a $125 million investment upon US Airways' emergence from Chapter 11, in addition to options for obtaining $110 million of other liquidity enhancements that would be available prior to emergence to assist the airline in completing its restructuring.

     Terms of the agreement are being filed with the U.S. Bankruptcy Court for the Eastern District of Virginia in Alexandria. US Airways will seek the court's approval at the next monthly omnibus hearing scheduled for its case, which is set for Thursday, March 31, 2005, at 9:30 a.m., Eastern time.

     Wexford is based in Greenwich, Conn., and holds a majority interest in Republic, which operates Chautauqua Airlines and Republic Airlines. The proposed $125 million equity investment is contingent on US Airways securing a total of $350 million in new cash investment (including the $125 million from Republic and the $125 million previously secured from Eastshore Aviation, LLC) to finance the US Airways Plan of Reorganization and other conditions, including Republic being satisfied with US Airways' business plan. The agreement also provides for comparable treatment - such as representation on the US Airways board of directors - as that provided to Eastshore. The agreement also includes a commitment by US Airways to amend and restate its existing jet service agreement with Chautauqua, to assume that agreement and to enter into a new jet service agreement with Republic for regional jet feed using the Embraer (EMB) 170 and 190 aircraft under the US Airways Express brand.

     "We are very pleased to have secured the support of a second, well-regarded investor and airline partner to help us build and finance our plan of reorganization," said Bruce R. Lakefield, US Airways president and chief executive officer. "The Republic management team has a proven track record and we look forward to an expanded relationship. We are well on our way to securing at least $350 million in new capital and continue to finalize our business plan that will leverage our competitive cost structure and strong market positions in the eastern U.S. and the Caribbean."

     "We appreciate all of the hard work US Airways and its employees have accomplished thus far. We recognize there is more work to be completed but we are pleased we are able to assist US Airways in reaching the final phase of its reorganization process," said Bryan Bedford, chairman, president, and CEO of Republic Airways Holdings.

     In addition to the equity investment, the agreement includes options for additional financing for US Airways subject to the consent and approval of the Air Transportation Stabilization Board (ATSB). Those provisions include:

*     Prior to the effective date of US Airways' plan of reorganization, but no later than Dec. 31, 2005, US Airways may exercise its option to obtain approximately $110 million through the sale of certain assets, including ten EMB-170 aircraft currently owned by US Airways and the three EMB-170 aircraft currently committed for delivery to US Airways; other EMB 170 related assets, such a flight simulator and other items; and 113 commuter slots at Ronald Reagan Washington National Airport; and 24 commuter slots at New York's LaGuardia airport. In addition, US Airways will assign to Republic the leases for an additional 15 EMB-170 aircraft. Republic would also work with US Airways to locate an Embraer heavy maintenance facility at an agreed upon location within the US Airways network. Republic would enter into a regional jet service agreement that would continue the operation of the aircraft as US Airways Express. In addition, Republic would simultaneously lease back the slots to US Airways. At any time on or after the second anniversary of the slots sale/leaseback agreement, US Airways will have the right to repurchase the LaGuardia and Washington slots at a predetermined price.

*     After the effective date of US Airways' Chapter 11 plan of reorganization, in the event that US Airways does not exercise the slots sale/leaseback option, Republic has an option to purchase/assume debt and leases for all 28 EMB-170 aircraft and to fly them as US Airways Express. The net effect, should this portion of the agreement be implemented, would be the sale of US Airways' MidAtlantic aircraft to Republic. If either option is exercised, Republic will comply with the applicable provisions of all existing agreements with US Airways regarding MidAtlantic Airways. Customers will not be impacted, as the EMB-170 aircraft that currently comprise the MidAtlantic fleet will continue to fly under the US Airways Express brand, but will be operated by Republic.

"This transaction provides us with new equity, reduced debt, enhanced liquidity, and a strengthened relationship with a key regional airline partner, as well as efficiencies in running the business that will allow us to focus more of our resources on the mainline operations," said Lakefield. "Overall, we will have both flexibility and a stronger regional jet network that will improve both our bottom line and service to our customers."

     In light of this new equity commitment and substantial progress being made in US Airways' restructuring, General Electric's GECAS subsidiary and other affiliates have agreed to US Airways' request to extend the date by which the company will file its Plan of Reorganization until April 15, 2005.

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group (the "Company") with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the Company to maintain adequate liquidity; the ability of the Company to absorb escalating fuel costs; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the Company's liquidity or results of operations; the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the Company to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; the ability of the Company to maintain satisfactory labor relations; demand for transportation in the markets in which the Company operates; economic conditions; labor costs; financing availability and costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the continued military activities in Iraq; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the Company's reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various prepetition liabilities, common stock and/or other equity securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.